REVOLVING LOAN AND SECURITY AGREEMENT


                  THIS REVOLVING LOAN AND SECURITY AGREEMENT (this "AGREEMENT") made this 6th day of March, 2006 by and between RAVINIA FUNDING, LLC, an Illinois limited liability company ("LENDER") and Direct Response Financial Services, Inc., d/b/a Direct2Own, a Colorado corporation ("BORROWER").

                               W I T N E S S E T H

                  WHEREAS, Borrower is in the business of, among other things, financing ("DEBTOR FINANCING") the purchase of computers, televisions and other electronic products through its Direct2Own division. The Borrower generally receives an order and accepts a down payment and provides financing for the remainder of the purchase price.

                  WHEREAS, the parties wish to provide for the terms and conditions upon which Loans may be made for the account of Borrower to help finance Borrower's Debtor Financing activities;

                  NOW, THEREFORE, in consideration of any Loans made for the account of Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Borrower, the parties agree as follows:

                  1.       DEFINITIONS.

                  "ACCOUNT," means collectively (a) any right to payment of a monetary obligation in connection with Debtor Financing, (b) without duplication, any "account" (as defined in the UCC), any accounts receivable (whether in the form of payments for goods sold, rents, license fees or otherwise), any "payment intangibles" (as that term is defined in the UCC) and all other rights to payment and/or reimbursement of every kind and description, whether or not earned by performance, (c) all accounts, "general intangibles" (as that term is defined in the UCC), rights, remedies, guarantees, "supporting obligations" (as that term is defined in the UCC), "letter-of-credit rights" (as that term is defined in the UCC) and security interests in respect of the foregoing, all rights of enforcement and collection, all books and records evidencing or related to the foregoing, and all rights under the Financing Documents in respect of the foregoing, (d) all information and data compiled or derived by any Borrower or to which any Borrower is entitled in respect of or related to the foregoing, and (e) all Proceeds of any of the foregoing.

                  "ACCOUNT DEBTOR" shall have the meaning assigned to such term in the UCC.

                  "AFFILIATE" shall mean any Person directly or indirectly controlling, controlled by or under common control with another Person.
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                  "AGREEMENT" shall mean this Revolving Loan and Security
Agreement, any exhibits or schedules hereto, any concurrent or subsequent rider hereto and any extensions, supplements, amendments or modifications hereto.

                  "APPROVED GOODS" means goods sold by Borrower in the ordinary course of its business, in compliance with all Laws, and consistent with the type of goods sold by Borrower in its business operations as of the "Closing Date" which shall be the date this Agreement is fully executed or as subsequently approved by Lender.

                  "CHATTEL PAPER" shall have the meaning assigned to such term in the UCC.

                  "COLLATERAL" shall mean all of the property of Borrower described in PARAGRAPH 5 hereof, together with all other real or personal property of Borrower now or hereafter pledged to Lender, if any, to secure repayment of any of the Liabilities. Except as provided in PARAGRAPH 5, Collateral shall not mean any existing customer contracts, or Debtor Financing, which exists and is the property of the Borrower prior to the date this Agreement is executed.

                  "DEPOSIT ACCOUNT" shall have the meaning specified in PARAGRAPH 8 hereof.

                  "DEPOSIT ACCOUNTS" shall have the meaning assigned to such term in the UCC.

                  "DOCUMENTS" shall have the meaning assigned to such term in the UCC.

                  "ELECTRONIC CHATTEL PAPER" shall have the meaning assigned to such term in the UCC.

                  "ELIGIBLE ACCOUNTS" shall mean those Accounts of Borrower for Approved Goods which are listed on EXHIBIT A hereto plus Accounts of Borrower for Approved Goods which arise on or after the date of this Agreement for which Borrower has received good funds for the down payment related thereto, has received a fully completed purchase order, Borrower has paid the vendor for the underlying consumer electronic product and the subject consumer electronic product related to the Debtor Financing has been shipped. For purposes hereof, documentation to establish Eligible Accounts shall be in the form of confirmed receipt of down payment and purchase order documents in the form of executed recurring payment authorization and invoices to Borrower customers for the Debtor Financing. This shall further include proof of payment to the underlying vendor of the consumer electronic product together with proof of shipping to the Borrower customer, the subject of the Debtor Financing. Notwithstanding the aforesaid, Lender shall make loans to Borrower in accordance with paragraph 2 below, at such time as Borrower receives the down payment and a fully completed purchase order subject to the condition subsequent that Borrower provide Lender with proof of payment to the vendor and shipping of the consumer electronic product to the customer as specified in paragraph 2, below. Without limiting Lender's discretion, unless otherwise agreed by Lender, the following Accounts of Borrower are not Eligible Accounts:

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                  (i) Any Account where the first installment is not paid within five (5) business days of the payment due date, unless and until the Account Debtor cures any such default and has made two (2) additional consecutive payments when due;

                  (ii) Accounts with respect to goods or products that are not Approved Goods;

                  (iii) Accounts with respect to which prior loan advances have been made and for which both a proof of shipment and a proof of payment has not subsequently been provided;

                  (iv) Accounts with respect to which the Account Debtor is not a resident of the continental United States ("Foreign Accounts");

                  (v) Accounts in dispute or with respect to which the Account Debtor has asserted or may assert a counterclaim or has asserted or may assert a right of setoff;

                  (vi) Accounts with respect to which the Account Debtor is deceased;

                  (vii) Accounts with respect to which Lender does not have a first and valid fully perfected security interest;

                  (viii) Accounts with respect to which the Account Debtor is the subject of bankruptcy or a similar insolvency proceeding or has made an assignment for the benefit of creditors or whose assets have been conveyed to a receiver or trustee;

                  (ix) Accounts with respect to which the Account Debtor's obligation to pay the Account is conditional upon the Account Debtor's approval or is otherwise subject to any repurchase obligation or return right, as with sales made on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval or consignment basis;

                  (x) Accounts which arise out of sales (a) not made in the ordinary course of Borrower's business, (b) which are not valid or legally enforceable, or (c) which do not meet the Account Debtor's specifications (if any);

                  (xi) Accounts with respect to which the Account Debtor has refused to accept or returned any portion of the Approved Goods the financing of which gave rise to such Accounts; and

                  (xii) Accounts with respect to which any document or agreement executed or delivered in connection therewith, or any procedure used in connection with any such document or agreement, fails in any material respect to comply with the requirements of applicable law.

                  "EVENT OF DEFAULT" shall have the meaning specified in PARAGRAPH 12 hereof.

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                  "GENERAL INTANGIBLES" shall have the meaning assigned to such term in the UCC.

                  "INDEMNIFIED PARTY" shall have the meaning specified in PARAGRAPH 14 hereof.

                  "INSTRUMENTS" shall have the meaning assigned to such term in the UCC.

                  "IRR" shall mean a cash on cash return, not including the warrants.

                  "LETTER-OF-CREDIT RIGHT" shall have the meaning assigned to such term in the UCC.

                  "LIABILITIES" shall mean any and all obligations, liabilities and indebtedness of Borrower to Lender or to any Affiliate of Lender of any and every kind and nature, howsoever created, arising or evidenced and howsoever owned, held or acquired, whether now or hereafter existing, whether now due or to become due, whether primary, secondary, direct, indirect, absolute, contingent or otherwise (including without limitation obligations of performance), whether several, joint or joint and several, and whether arising or existing under written or oral agreement or by operation of law, including without limitation all obligations, liabilities and indebtedness of Borrower under this Agreement.

                  "LOAN" or "LOANS" shall mean the Revolving Loans made by Lender to Borrower pursuant to PARAGRAPH 2 hereof.

                  "MAXIMUM REVOLVING LOAN FACILITY" shall mean Five Million Dollars ($5,000,000).

                  "MINIMUM COVERAGE RATIO" means 140% and shall be calculated by dividing one hundred percent (100%) of the then outstanding Revolving Loans by approximately 70% of the unpaid principal balance of Eligible Accounts, each measured as of the time of such determination.

                  "OTHER AGREEMENTS" shall mean all agreements, instruments and documents, including without limitation guaranties, pledges, powers of attorney, consents, assignments, security agreements, intercreditor agreements, financing statements and all other writings heretofore, now or from time to time hereafter executed by or on behalf of Borrower or any other Person and delivered to Lender or to any Affiliate of Lender in connection with the Liabilities or the transactions contemplated hereby.

                  "OVER ADVANCE" shall have the meaning specified in PARAGRAPH 2(A).

                  "PERMITTED LIENS" shall mean (i) statutory liens of landlords, carriers, warehousemen, mechanics, materialmen or suppliers incurred in the ordinary course of business and securing amounts not yet due, (ii) liens or security interests in favor of Lender, and (iii) the liens set forth on EXHIBIT E

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                  "PERSON" shall mean any individual, sole proprietorship,
partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or foreign or United States government (whether federal, state, county, city, municipal or otherwise), including without limitation any instrumentality, division, agency, body or department thereof.

                  "PROCEEDS" shall have the meaning assigned to such term in the UCC.

                  "REVOLVING NOTE" shall mean the Revolving Note executed by Borrower in favor of Lender pursuant to PARAGRAPH 2(A) hereof, and any extensions, supplements, amendments or modifications thereto.

                  "REVOLVING LOAN AVAILABILITY" shall mean fifty-five percent (55%) of the net amount outstanding under Eligible Accounts, after application of the down payment and other prepaid fees and expenses at the time the Revolving Loan against such Eligible Account is being made.

                  "REVOLVING LOANS" shall have the meaning specified in PARAGRAPH 2(A) hereof.

                  "SEC" means the United States Securities and Exchange Commission.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, all as in effect at the time.

                  "SUBSIDIARY" shall mean any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time stock of any other class of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by Borrower or by any partnership or joint venture of which more than fifty percent (50%) of the outstanding equity interests are at the time, directly or indirectly, owned by Borrower.

                  "TANGIBLE CHATTEL PAPER" shall have the meaning assigned to such term in the UCC.

                  "TERMINATION DATE" shall mean the earliest to occur of the following: (i) December 1, 2009 and (ii) the date the Liabilities are accelerated pursuant to PARAGRAPH 14 hereof.

                  "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the state of Illinois.

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                  2. LOANS.

                  (a) Subject to the terms and conditions of this Agreement and the Other Agreements, prior to the Termination Date, Lender may, in its sole discretion, make revolving loans (the "REVOLVING LOANS") to Borrower as Borrower shall from time to time request. The aggregate unpaid principal of all Revolving Loans outstanding at any one time shall not exceed the lesser of (A) the Maximum Revolving Loan Facility and (B) Revolving Loan Availability at such time. If at any time the outstanding principal balance of the Revolving Loans exceeds the Revolving Loan Availability or the Minimum Coverage Ratios (an "OVER ADVANCE"), Borrower shall immediately, and without the necessity of a demand by Lender, pay to Lender such amount as may be necessary to eliminate such excess or in the alternative provide evidence of additional Eligible Accounts to eliminate such excess. The Revolving Loans shall, in Lender's sole discretion, be evidenced by one or more promissory notes in the form of EXHIBIT B. However, if the Revolving Loans are not so evidenced, such Loans may be evidenced solely by entries upon the books and records maintained by Lender. The Revolving Loans shall be payable in full on the Termination Date.

                  (b) Proceeds from the collections of Accounts shall be applied to pay down the Loans on a monthly basis pursuant to the amortization schedule attached hereto as EXHIBIT H, which amortization table will be amended in connection with each advance hereunder. Borrower may request a Loan advance weekly in accordance with Paragraph 4(a), below, with repayment on a monthly basis as previously stated in this paragraph. Prior to an Event of Default, all proceeds shall be applied as follows: first to pay any fees, expenses, reimbursements due to Lender, second to pay any accrued but unpaid interest, third to repay the principal payable in accordance with the amortization schedule then in effect and the remainder of the proceeds in the Deposit Account can be applied and/or distributed to or at the direction of Borrower. Upon the occurrence and during an Event of Default, all proceeds shall be applied to the Liabilities until the Liabilities are paid in full or until the Event of Default is cured.

                  (c) Borrower shall have the right to prepay the Loans subject to receipt of at least a twenty percent (20%) IRR.

                   (d) As a condition subsequent of receiving Revolving Loans, Borrower shall provide Lender satisfactory evidence or proof of Borrower's payment to any vendor providing consumer electronic products to consumers with Debtor Financing and proof of shipping to such consumer not later than ten (10) business days after a Revolving Loan has been made for an Eligible Account.

                  3. FEES AND CHARGES. Borrower shall pay to Lender the following:

                  (a) Interest shall accrue on the outstanding principal balance of the Loans weekly in arrears on the first day of each month beginning on April 1, 2006, at the per annum rate of twenty-two percent (22%). Following the occurrence of an Event of Default, Borrower shall pay to Lender interest on the outstanding principal balance of the Loans at the per annum rate of twenty-four percent (24%). Interest shall be computed on the basis of a year of three hundred sixty (360) days for the actual number of days elapsed.

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                  (b) Quarterly, within fifteen (15) days after the end of each calendar quarter commencing June 30, 2006, Borrower shall issue Lender warrants to purchase common stock of Borrower in the form of EXHIBIT F in an amount equal to 5% of the principal amount of the Loans made during such calendar quarter based on the average closing stock price for the prior ninety (90) day quarter, subject to reduction upon an Event of Default.

                  4. CONDITIONS OF ADVANCES. Without limiting Lender's discretion to make advances hereunder, the making of any advance provided for in this Agreement shall be conditioned upon the following:

                  (a) Lender shall have received, by at least [TWELVE O'CLOCK NOON (12:00 NOON)] Chicago time (CST) on each Monday, a request from an officer of Borrower (or any Person authorized by Borrower pursuant to a written list provided to Lender), for an advance on Friday in a specific amount by email or telecopy, receipt acknowledged. It is anticipated that advances will be requested weekly on each Monday for funding on Friday. In addition, Lender shall also have received all of the documents and reports required to have been delivered by Borrower pursuant to PARAGRAPH 9 hereof;

                  (b) No Event of Default shall have occurred and be continuing or be caused by the making of such advance;

                  (c) All of the representations and warranties contained in this Agreement and the Other Agreements shall be true and correct as if made on the date the request for an advance is made; and

                  (d) Lender shall have received, in form and substance satisfactory to Lender, all customer contracts related to the Accounts against which such advance is being requested, evidence of good funds related to the down payments thereon and a fully executed purchase order related thereto and such other security agreements, financing statements and other documents which are provided for hereunder, or which Lender may at any time request.

                  5. GRANT OF SECURITY INTEREST TO LENDER. As security for the payment or other satisfaction of all Liabilities, Borrower hereby assigns to Lender and grants to Lender a continuing security interest in the following property of Borrower, whether now or hereafter owned, existing, acquired or arising and wherever now or hereafter located (the "COLLATERAL"): (a) all Accounts arising from Debtor Financing of Approved Goods listed on EXHIBIT A and all Accounts arising from Debtor Financing of Approved Goods made from the date this Agreement is fully executed; (b) all Chattel Paper, Instruments and Documents related to the Accounts, goodwill, copyrights, registrations, licenses, software, franchises, customer lists, tax refund claims, claims against carriers and shippers, guarantee claims, contracts rights, payment intangibles, security interests, security deposits and any rights to indemnification); (c) all additions and accessions to, substitutions for, and replacements, products and Proceeds of the foregoing property, including without limitation proceeds of all insurance policies insuring the foregoing property, and all of Borrower's books and records relating to any of the foregoing and to Borrower's business.

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                  6. PRESERVATION OF COLLATERAL AND PERFECTION OF SECURITY
INTERESTS THEREIN.

                  (a) Borrower shall, at Lender's request, at any time and from time to time, authenticate, execute and deliver to Lender such financing statements, documents and other agreements and instruments (and pay the cost of filing or recording the same in all public offices deemed necessary or desirable by Lender) and do such other acts and things or cause third parties to do such other acts and things as Lender may deem necessary or desirable in order to establish and maintain a valid, attached and perfected security interest in the Collateral in favor of Lender (free and clear of all other liens, claims and rights of third parties whatsoever, whether voluntarily or involuntarily created, except Permitted Liens) to secure payment of the Liabilities, and in order to facilitate the collection of the Collateral. Borrower irrevocably hereby makes, constitutes and appoints Lender (and all Persons designated by Lender for that purpose) as Borrower's true and lawful attorney and agent-in-fact to execute such financing statements, documents and other agreements and instruments and do such other acts and things as may be necessary to preserve and perfect Lender's security interest in the Collateral.

                  (b) Immediately upon Borrower's receipt of any portion of the Collateral evidenced by an Agreement, Instrument or Document including, without limitation, any Tangible Chattel Paper, Borrower shall deliver the original thereof to Lender, at Lender's request, together with an appropriate endorsement or other specific evidence of assignment thereof to Lender (in form and substance acceptable to Lender). If any endorsement or assignment of any such items shall not be made for any reason, Lender is hereby irrevocably authorized as Borrower's attorney and agent-in-fact, to endorse or assign the same on Borrower's behalf.

                  (c) To the extent Borrower obtains or maintains any Electronic Chattel Paper, Deposit Accounts or Letter-of-Credit Rights, Borrower shall do such acts and things or cause third parties to do such acts and things to establish control in favor of Lender as control for such type of Collateral is defined in the UCC.

                  7. COLLECTIONS.

                  (a) Borrower shall direct all of its Account Debtors who obtained Debtor Financing for Approved Goods included on EXHIBIT A and all Account Debtors who obtain Debtor Financing for Approved Goods obtained on or after the date hereof, to make all payments on the Accounts to an account (the "DEPOSIT ACCOUNT") established at First California Bank (the "DEPOSITORY BANK"), Westlake Village, California branch under the account name "Direct2Own/DRFS." Borrower will have control over said Deposit Account, subject to a Deposit Account Control Agreement in EXHIBIT C, provided that the bank agrees to be a party to the Deposit Account Control Agreement. Borrower agrees that all payments deposited to such Deposit Account or otherwise received by Borrower will be applied on account of the Liabilities in accordance and otherwise with the terms of this Agreement. Borrower agrees to pay all fees, costs and expenses in connection with the opening and maintaining of the Deposit Account. Upon the occurrence and during the continuance of an Event of Default, Lender shall have the right to notify the Depository Bank that an Event of Default has occurred and thereafter to honor instructions of the Lender with respect to the Deposit Account.

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                  (b) Lender may, at any time and from time to time, if an Event of Default has occurred and is continuing or Lender has a reasonable basis to believe an Event of Default will occur, whether before or after notification to any Account Debtor and whether before or after the maturity of any of the Liabilities, (i) enforce collection of any of Borrower's Accounts or contract rights by suit or otherwise; (ii) exercise all of Borrower's rights and remedies with respect to proceedings brought to collect any Accounts of Borrower; (iii) surrender, release or exchange all or any part of any Accounts of Borrower, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder; (iv) sell or assign any Account of Borrower upon such terms, for such amount and at such time or times as Lender deems advisable; (v) prepare, file and sign Borrower's name on any proof of claim in bankruptcy or other similar document against any Account Debtor; and
(vi) do all other acts and things which are necessary, in Lender's sole discretion, to fulfill Borrower's obligations under this Agreement and to allow Lender to collect the Accounts of Borrower. In addition to any other provision hereof, Lender may at any time, whether before (so long as Lender has a reasonable basis to believe an Event of Default will occur) or after the occurrence of an Event of Default, at Borrower's expense, notify any parties obligated on any of the Accounts to make payment directly to Lender of any amounts due or to become due thereunder.

                  (c) Lender, in its sole discretion, without waiving or releasing any obligation, liability or duty of Borrower under this Agreement or the Other Agreements or any Event of Default, may at any time or times hereafter, but shall not be obligated to, pay, acquire or accept an assignment of any security interest, lien, encumbrance or claim asserted by any Person in, upon or against the Collateral. All sums paid by Lender in respect thereof and all costs, fees and expenses, including without limitation reasonable attorney fees, all court costs and all other charges relating thereto incurred by Lender shall constitute Revolving Loans, payable by Borrower to Lender on demand and, until paid, shall bear interest at the highest rate then applicable to Revolving Loans hereunder.

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                  8. SCHEDULES AND REPORTS.

                  (a) At the end of each calendar week, upon each request for a Loan hereunder and at such other times as may be requested by Lender from time to time hereafter, Borrower shall deliver to Lender (i) a borrowing base certificate certified by an authorized officer of Borrower, which certificate includes a schedule identifying each Eligible Account together with copies of the invoices, (with evidence of shipment attached provided such evidence is available to Borrower) pertaining to each such Eligible Account as well as daily, collections, cash receipts, credit and adjustment reports and all appropriate supporting documentation; (ii) bank statements with respect to the Deposit Account; and (iii) such additional schedules, certificates, reports and information with respect to the Collateral and Borrower collections as Lender may from time to time require. Lender, through its officers, employees or agents, shall have the right, at any time and from time to time in Lender's name, in the name of a nominee of Lender or in Borrower's name, to verify the validity, amount or any other matter relating to any of Borrower's Accounts, by mail, telephone, telegraph or otherwise. Borrower shall reimburse Lender, on demand, for all costs, fees and expenses incurred by Lender in this regard. Such weekly reports may be submitted by email or telecopy.

                  (b) Without limiting the generality of the foregoing, Borrower shall deliver to Lender, at least once a month, not later than the tenth (10th) day of each month (or more frequently when requested by Lender), a month-end borrowing base certificate, certified by an authorized officer of Borrower which reconciles to all month-end financial reports, an accounts receivable aging report (aged by invoice date), and all appropriate supporting documentation. Lender and Borrower acknowledge and agree that Debtor Financing is in the form of customer contracts with Borrower wherein payments are made one time or two times per month with all payments due within twelve (12) months after the Debtor Financing is established.

                  (c) All schedules, certificates, reports, and assignments and other items delivered by Borrower to Lender hereunder shall be executed by an authorized representative of Borrower and shall be in such form and contain such information as Lender shall specify.

                  9. TERMINATION.

                  This Agreement shall be in effect until the Termination Date. The security interests and liens created under this Agreement and the Other Agreements shall survive such termination until the payment of the Liabilities has become indefeasible. At such time as Borrower has repaid all of the Liabilities and this Agreement has terminated, Borrower and Lender shall execute a mutual release of all obligations and liabilities one to the other.

                  10. REPRESENTATIONS, WARRANTIES AND COVENANTS. Borrower hereby represents, warrants and covenants that:

                  (a) Borrower is duly organized and in good standing in the State of Colorado, Borrower's organizational identification number is 2000-1071091 and Borrower is duly qualified and in good standing in all states where the nature and extent of the business transacted by it or the ownership of its assets makes such qualification necessary;

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                  (b) The office where Borrower keeps its books, records and accounts (or copies thereof) concerning the Collateral, Borrower's principal place of business and all of Borrower's other places of business, locations of Collateral and post office boxes are as set forth in EXHIBIT D Borrower shall promptly (but in no event less than ten (10) days prior thereto) advise Lender in writing of the proposed opening of any new place of business, the closing of any existing place of business, any change in the location of Borrower's books, records and accounts (or copies thereof) or the opening or closing of any post office box of Borrower; Borrower's name has always been as set forth on the first page of this Agreement and Borrower uses no tradenames or division names in the operation of its business, except as set forth on EXHIBIT D; Borrower shall notify Lender in writing within ten (10) days of the change of its name or the use of any tradenames or division names not previously disclosed to Lender in writing;

                  (c) Borrower has the right and power and is duly authorized and empowered to enter into, execute and deliver this Agreement and the Other Agreements and perform its obligations hereunder and thereunder; Borrower's execution, delivery and performance of this Agreement and the Other Agreements does not and shall not conflict with the provisions of any statute, regulation, ordinance or rule of law, or any agreement, contract or other document which may now or hereafter be binding on Borrower, and Borrower's execution, delivery and performance of this Agreement and the Other Agreements shall not result in the imposition of any lien or other encumbrance upon any of Borrower's property under any existing indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument by which Borrower or any of its property may be bound or affected and this Agreement and the Other Agreements to which Borrower is a party are the legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms;

                  (d) There are no actions or proceedings which are pending or threatened against Borrower which might result in any material adverse change in its financial condition or materially adversely affect Borrower's property and Borrower shall, promptly upon becoming aware of any such pending or threatened action or proceeding, give written notice thereof to Lender;

                  (e) Borrower has obtained all licenses, authorizations, approvals and permits, the lack of which would have a material adverse effect on the operation of its business, and Borrower is and shall remain in compliance in all material respects with all applicable federal, state, local and foreign statutes, orders, regulations, rules and ordinances (including, without limitation, statutes, orders, regulations, rules, and ordinances relating to taxes, securities, employee health and safety and environmental matters) ("LAWS"), the failure to comply with which would have a material adverse effect on its business, property, assets, operations or condition, financial or otherwise;

                  (f) All written information now, heretofore or hereafter furnished by Borrower to Lender is and shall be true and correct as of the date with respect to which such information was or is furnished;

                  (g) The financial statements delivered or to be delivered by Borrower to Lender at or prior to the date of this Agreement and at all times subsequent thereto accurately reflect the financial condition of Borrower, and there has been no adverse change in the financial condition, the operations or any other status of Borrower since the date of the financial statements delivered to Lender most recently prior to the date of this Agreement;

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                  (h) Borrower has made and will continue to make all necessary filings required to be made under the Securities Act and to continue to be listed and in good standing on the NASDAQ OTCBB Exchange;

                  (i) Borrower is solvent, is able to pay its debts as they become due and has capital sufficient to carry on its business, now owns property having a value both at fair valuation and at present fair saleable value greater than the amount required to pay its debts, and will not be rendered insolvent by the execution and delivery of this Agreement or any of the Other Agreements or by completion of the transactions contemplated hereunder or thereunder;

                  (j) Borrower is not now obligated, nor shall it create, incur, assume or become obligated (directly or indirectly), for any loans or other indebtedness for borrowed money other than the Loans, without the prior written consent of Lender, which consent shall not be unreasonably withheld, except that Borrower may (i) borrow money from a Person other than Lender on an unsecured and subordinated basis if a subordination agreement in favor of Lender and in form and substance reasonably satisfactory to Lender is executed and delivered to Lender relative thereto; (ii) maintain any present indebtedness to any Person which is set forth on EXHIBIT G; and (iii) incur unsecured indebtedness to trade creditors in the ordinary course of Borrower's business; and no default currently exists under the indebtedness set forth on EXHIBIT G, and the execution, delivery and performance of this Agreement and the Other Agreements do not, and the incurrence of indebtedness hereunder will not, result in a default under the indebtedness set forth on EXHIBIT G. In all cases, Borrower may engage in capital funding activities via a sale of its equities. No prior consent of Lender is required in a case where Borrower is raising capital via a sale of its equities.

                  (k) Borrower does not own any margin securities, and none of the proceeds of the Loans hereunder shall be used for the purpose of purchasing or carrying any margin securities or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase any margin securities or for any other purpose not permitted by Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time;

                  (l) Borrower is not in default under any material contract, lease or commitment to which it is a party or by which it is bound, nor does Borrower know of any dispute regarding any contract, lease or commitment which is material to the continued financial success and well-being of Borrower;

Borrower represents, warrants and covenants to Lender that all representations and warranties of Borrower contained in this Agreement (whether appearing in PARAGRAPH 10 or 11 hereof or elsewhere) shall be true at the time of Borrower's execution of this Agreement, shall survive the execution, delivery and acceptance hereof by the parties hereto and the closing of the transactions described herein or related hereto, shall remain true until the repayment in full of all of the Liabilities and termination of this Agreement, and shall be remade by Borrower at the time each Loan is made pursuant to this Agreement.

                  11. ADDITIONAL COVENANTS OF BORROWER. Until payment or satisfaction in full of all Liabilities and termination of this Agreement, unless Borrower obtains Lender's prior written consent waiving or modifying any of Borrower's covenants hereunder in any specific instance, Borrower agrees as follows:

                  (a) Borrower shall at all times keep accurate and complete books, records and accounts with respect to all of Borrower's business activities, in accordance with sound accounting practices and generally accepted accounting principles consistently applied, and shall keep such books, records and accounts, and any copies thereof, only at the addresses indicated for such purpose on EXHIBIT D;

                  (b) Borrower shall promptly advise Lender in writing of any material adverse change in the business, assets or condition, financial or otherwise, of Borrower, the occurrence of any Event of Default hereunder or the occurrence of any event which, if uncured, will become an Event of Default hereunder after notice or lapse of time (or both);

                  (c) Lender, or any Persons designated by it, shall have the right, at any time, to call at Borrower's places of business at any reasonable times, and, without hindrance or delay, to inspect the Collateral and to inspect, audit, check and make extracts from Borrower's books, records, journals, orders, receipts and any correspondence and other data relating to Borrower's business, the Collateral or any transactions between the parties hereto, and shall have the right to make such verification concerning Borrower's business as Lender may consider reasonable under the circumstances. Borrower shall furnish to Lender such information relevant to Lender's rights under this Agreement as Lender shall at any time and from time to time request. Borrower authorizes Lender to discuss the affairs, finances and business of Borrower with any officers, employees or directors of Borrower or with any Affiliate or the officers, employees or directors of any Affiliate, and to discuss the financial condition of Borrower with Borrower's independent public accountants. Any such discussions shall be without liability to Lender or to Borrower's independent public accountants. Borrower shall pay to Lender all customary fees and out-of-pocket expenses incurred by Lender in the exercise of its rights hereunder including a reasonable charge per auditor per day plus any out of pocket expenses, and all of such fees and expenses shall constitute Revolving Loans hereunder, payable on demand and, until paid, shall bear interest at the highest rate then applicable to Revolving Loans hereunder;

                  (d) Borrower shall not use its property, or any part thereof, in any unlawful business or for any unlawful purpose or use or maintain any of its property in any manner that does or could result in a violation of any applicable Laws;

                  (e) all monies and other property obtained by Borrower from Lender pursuant to this Agreement will be used solely for business purposes of Borrower;

                  (f) Borrower shall file all required tax returns and pay all of its taxes when due, including without limitation taxes imposed by federal, state or municipal agencies, and shall cause any liens for taxes to be promptly released;

                  (g) Borrower shall not enter into any merger or consolidation, or enter into any transaction outside the ordinary course of Borrower's business, including without limitation any purchase, redemption or retirement of any shares of any class of its stock, any acquisition of all or substantially all of the assets of a person and any issuance of any shares of, or warrants or other rights to receive or purchase any shares of, any class of its stock;

                  (h) Borrower shall not amend its organizational documents, change its fiscal year, change the state of Borrower's organization or enter into any transaction which has the effect of changing Borrower's state of organization;

                  (i) Borrower shall reimburse Lender for all costs and expenses, including without limitation legal expenses and reasonable attorneys' fees, incurred by Lender in connection with documentation and consummation of this transaction and any other transactions between Borrower and Lender, including without limitation Uniform Commercial Code and other public record searches, lien filings, Federal Express or similar express or messenger delivery, appraisal costs, surveys, title insurance and environmental audit or review costs, and in seeking to administer, collect, protect or enforce any rights in or to the Collateral or incurred by Lender in seeking to collect any Liabilities and to administer and/or enforce any of Lender's rights under this Agreement and the Other Agreements. All such costs, expenses and charges shall constitute Revolving Loans hereunder, shall be payable by Borrower to Lender on demand, and, until paid, shall bear interest at the highest rate then applicable to Revolving Loans hereunder;

                  (j) Borrower shall not grant any security interest in or control over the Deposit Account to any person or entity.

                  12. DEFAULT. The occurrence of any one or more of the following events shall constitute an "EVENT OF DEFAULT" by Borrower hereunder:

                  (a) the failure of Borrower to pay when due any of the Liabilities;

                  (b) the failure of Borrower to perform, keep or observe any of the covenants, conditions, promises, agreements or obligations of Borrower under this Agreement or any of the Other Agreements;

                  (c) the failure of Borrower to maintain the Minimum Coverage Rates;

                  (d) the failure of Borrower to perform, keep or observe any of the covenants, conditions, promises, agreements or obligations of Borrower under any agreement with any Person if such failure may have a material adverse effect on Borrower's business property, assets, operations or condition, financial or otherwise;

                  (e) the making or furnishing by Borrower to Lender of any representation, warranty, certificate, schedule, report or other communication within or in connection with this Agreement or the Other Agreements or in connection with any other agreement between such Borrower and Lender, which is untrue or misleading in any respect;

                  (f) (the commencement of any proceedings in bankruptcy by or against Borrower or for the liquidation or reorganization of Borrower, or alleging that Borrower is insolvent or unable to pay its debts as they mature, or for the readjustment or arrangement of any Borrower's debts, whether under the United States Bankruptcy Code or under any other law, whether state or federal, now or hereafter existing for the relief of debtors, or the commencement of any analogous statutory or non-statutory proceedings involving Borrower; provided, however, that if such commencement of proceedings against Borrower is involuntary and Borrower is contesting such proceedings in good faith, such action shall not constitute an Event of Default unless such proceedings are not dismissed within thirty (30) days after the commencement of such proceedings;

                  (g) the appointment of a receiver or trustee for Borrower, for any of the Collateral or for any substantial part of Borrower's assets or the institution of any proceedings for the dissolution, or the full or partial liquidation, of Borrower which is a corporation or a partnership; provided, however, that if such appointment or commencement of proceedings against such Borrower is involuntary and such Borrower is contesting such proceedings in good faith, such action shall not constitute an Event of Default unless such appointment is not revoked or such proceedings are not dismissed within thirty
(30) days after the commencement of such proceedings;

                  (h) the entry of any judgment or order against any Borrower which remains unsatisfied or undischarged and in effect for thirty (30) days after such entry without a stay of enforcement or execution;

                  (i) the occurrence of a change of control, direct or indirect, of Borrower;

                  (j) the institution in any court of a criminal proceeding against any executive officer or director of Borrower, or the indictment of any executive officer or director of Borrower for any crime; or

                  (k) the occurrence of any material adverse change in the Collateral, business, property, assets, prospects, operations or condition, financial or otherwise, of any Borrower, as determined by Lender in its sole judgment or the occurrence of any event which, in Lender's sole judgment might have a material adverse effect on the Collateral, business, property, assets, prospects, operations or condition, financial or otherwise, of Borrower.

                 12.1 The Event of Default set forth in subparts (a), (b), (c),
(d), and (k) shall each be subject to and conditioned upon a "Cure Period" and the expiration thereof. In the event Lender believes an Event of Default has occurred as defined in any of the aforesaid subparts before an Event of Default may be declared by Lender to Borrower, Lender must first give Borrower written notice with a reasonable statement of the basis of the Event of Default and Borrower shall thereafter have five (5) business days to cure such declared Event of Default. Should Borrower not cure the declared Event of Default then in such case Lender may proceed with its remedies as if the Event of Default has occurred.

                  13. REMEDIES UPON AN EVENT OF DEFAULT.

                  (a) Without limiting Lender's right to demand payment of the Liabilities at any time, upon the occurrence of an Event of Default described in PARAGRAPH 12(F) hereof, all of Borrower's Liabilities shall immediately and automatically become due and payable, without notice of any kind and upon the occurrence of any other Event of Default, all Liabilities may, at the option of Lender, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable and the exercise price of the Warrants shall be reduced as provided therein.

                  (b) Upon the occurrence of an Event of Default, Lender may exercise from time to time any rights and remedies available to it under the Uniform Commercial Code and any other applicable law in addition to, and not in lieu of, any rights and remedies expressly granted in this Agreement or in any of the Other Agreements and all of Lender's rights and remedies shall be cumulative and non-exclusive to the extent permitted by law. In particular, but not by way of limitation of the foregoing, Lender may, without notice, demand or legal process of any kind, take possession of any or all of the Collateral (in addition to Collateral of which it already has possession), wherever it may be found. At Lender's request, Borrower shall, at Borrower's expense, assemble the Collateral and make it available to Lender at one or more places to be designated by Lender and reasonably convenient to Lender and Borrower. Borrower recognizes that if Borrower fails to perform, observe or discharge any of its Liabilities under this Agreement or the Other Agreements, no remedy at law will provide adequate relief to Lender, and agrees that Lender shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages. Any notification of intended disposition of any of the Collateral required by law will be deemed to be a reasonable authenticated notification of disposition if given at least ten (10) business days prior to such disposition and such notice shall (i) describe Lender and Borrower, (ii) describe the Collateral that is the subject of the intended disposition, (iii) state the method of the intended disposition, (iv) state that Borrower is entitled to an accounting of the Liabilities and state the charge, if any, for an accounting and (v) state the time and place of any public disposition or the time after which any private sale is to be made. Lender may disclaim any warranties that might arise in connection with the sale, lease or other disposition of the Collateral and has no obligation to provide any warranties at such time. Any proceeds of any disposition by Lender of any of the Collateral may be applied by Lender to the payment of expenses in connection with the Collateral, including without limitation legal expenses and reasonable attorneys' fees, and any balance of such proceeds may be applied by Lender toward the payment of such of the Liabilities, and in such order of application, as Lender may from time to time elect. Any and all Collateral or cash derivative thereof remaining after Lender has satisfied its remedies herein shall be delivered and paid by Lender to Borrower not later than fifteen (15) days after Lender's claims have been satisfied.

                  14. INDEMNIFICATION. Borrower agrees to defend (with counsel satisfactory to Lender), protect, indemnify and hold harmless Lender, each Affiliate of Lender, and each of their respective officers, directors, employees, attorneys and agents (each an "INDEMNIFIED PARTY") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature (including without limitation the disbursements and the reasonable fees of counsel for each Indemnified Party in connection with any investigative, administrative or judicial proceeding, whether or not the Indemnified Party shall be designated a party thereto), which may be imposed on, incurred by, or asserted against, any Indemnified Party (whether direct, indirect or consequential and whether based on any federal, state or local laws or regulations, including without limitation securities, environmental and commercial laws and regulations, under common law or in equity, or based on contract or otherwise) in any manner relating to or arising out of this Agreement or any Other Agreement, or any act, event or transaction related or attendant thereto, the making and the management of the Loans or the use or intended use of the proceeds of the Loans; provided, however, that Borrower shall not have any obligation hereunder to any Indemnified Party with respect to matters caused by or resulting from the willful misconduct or gross negligence of such Indemnified Party. To the extent that the undertaking to indemnify set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Borrower shall satisfy such undertaking to the maximum extent permitted by applicable law. Any liability, obligation, loss, damage, penalty, cost or expense covered by this indemnity shall be paid to each Indemnified Party on demand, and, failing prompt payment, shall, together with interest thereon at the highest rate then applicable to Revolving Loans hereunder from the date incurred by each Indemnified Party until paid by Borrower, be added to the Liabilities of Borrower and be secured by the Collateral. The provisions of this PARAGRAPH 15 shall survive the satisfaction and payment of the other Liabilities and the termination of this Agreement.

                  15. NOTICE. All written notices and other written communications with respect to this Agreement shall be sent by ordinary, certified or overnight mail, by telecopy or delivered in person, and in the case of Lender shall be sent to it at 707 Skokie Boulevard, Suite 190, Attention:
Irwin Bernstein, and in the case of Borrower shall be sent to it at 2899 Agoura Road, Suite 115, Westlake Village, CA 91361, attention: Douglas R. Hume, Esq..

                  16. CHOICE OF GOVERNING LAW; CONSTRUCTION; FORUM SELECTION. This Agreement and the Other Agreements are submitted by Borrower to Lender for Lender's acceptance or rejection at Lender's principal place of business as an offer by Borrower to borrow monies from Lender now and from time to time hereafter, and shall not be binding upon Lender or become effective until accepted by Lender, in writing, at said place of business. If so accepted by Lender, this Agreement and the Other Agreements shall be deemed to have been made at said place of business. THIS AGREEMENT AND THE OTHER AGREEMENTS SHALL BE GOVERNED AND CONTROLLED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS AS TO INTERPRETATION, ENFORCEMENT, VALIDITY, CONSTRUCTION, EFFECT, AND IN ALL OTHER RESPECTS, INCLUDING WITHOUT LIMITATION THE LEGALITY OF THE INTEREST RATE AND OTHER CHARGES, BUT EXCLUDING PERFECTION OF THE SECURITY INTERESTS IN THE COLLATERAL, WHICH SHALL BE GOVERNED AND CONTROLLED BY THE LAWS OF THE RELEVANT JURISDICTION. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or remaining provisions of this Agreement.

                  To induce Lender to accept this Agreement, Borrower irrevocably agrees that, subject to Lender's sole and absolute election, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS AGREEMENT, THE OTHER AGREEMENTS OR THE COLLATERAL SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN THE CITY OF CHICAGO, STATE OF ILLINOIS. BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURTS LOCATED WITHIN SAID CITY AND STATE. BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST BORROWER BY LENDER IN ACCORDANCE WITH THIS PARAGRAPH.

                  17. PARTICIPATION; ASSIGNMENT. Lender shall have the right to assign all or any of its rights under this Agreement and the Other Agreements, and/or to offer participation interests therein, to any Person, without the consent of Borrower. In such event, Borrower shall execute such agreements, instruments and documents as Lender shall request in connection therewith, including without limitation agreements, instruments and documents in favor of each assignee and participant.

                  18. MODIFICATION AND BENEFIT OF AGREEMENT. This Agreement and the Other Agreements may not be modified, altered or amended except by an agreement in writing signed by Borrower and Lender. Borrower may not sell, assign or transfer this Agreement, or the Other Agreements or any portion thereof, including without limitation Borrower's rights, titles, interest, remedies, powers or duties thereunder.

                  19. HEADINGS OF SUBDIVISIONS. The headings of subdivisions in this Agreement are for convenience of reference only, and shall not govern the interpretation of any of the provisions of this Agreement.

                  20. POWER OF ATTORNEY. Borrower acknowledges and agrees that its appointment of Lender as its attorney and agent-in-fact for the purposes specified in this Agreement is an appointment coupled with an interest and shall be irrevocable until all of the Liabilities are paid in full and this Agreement is terminated.

                  21. WAIVER OF JURY TRIAL; OTHER WAIVERS.

                  (a) BORROWER HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, ANY OF THE OTHER AGREEMENTS, THE LIABILITIES, THE COLLATERAL, ANY ALLEGED TORTIOUS CONDUCT BY BORROWER OR LENDER OR WHICH, IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISES OUT OF OR RELATES TO THE RELATIONSHIP BETWEEN BORROWER AND LENDER. IN NO EVENT SHALL LENDER BE LIABLE FOR LOST PROFITS OR OTHER SPECIAL OR CONSEQUENTIAL DAMAGES.

                  (b) Borrower hereby waives demand, presentment, protest and notice of nonpayment, and further waives the benefit of all valuation, appraisal and exemption laws.

                  (c) BORROWER HEREBY WAIVES ALL RIGHTS TO NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY LENDER OF ITS RIGHTS TO REPOSSESS THE COLLATERAL OF BORROWER WITHOUT JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON SUCH COLLATERAL WITHOUT PRIOR NOTICE OR HEARING.

                  (d) Lender's failure, at any time or times hereafter, to require strict performance by Borrower of any provision of this Agreement or any of the Other Agreements shall not waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Lender of an Event of Default under this Agreement or any default under any of the Other Agreements shall not suspend, waive or affect any other Event of Default under this Agreement or any other default under any of the Other Agreements, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character. No delay on the part of Lender in the exercise of any right or remedy under this Agreement or any Other Agreement shall preclude other or further exercise thereof or the exercise of any right or remedy. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement or any of the Other Agreements and no Event of Default under this Agreement or default under any of the Other Agreements shall be deemed to have been suspended or waived by Lender unless such suspension or waiver is in writing, signed by a duly authorized officer of Lender and directed to Borrower specifying such suspension or waiver.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the 16th day of March, 2006.

                                           RAVINIA FUNDING, LLC


                                           By___________________________________
                                           Its__________________________________


                                           DIRECT RESPONSE FINANCIAL
                                          SERVICES, INC., D/B/A DIRECT2OWN


                                           By___________________________________
                                           Its__________________________________

                                LIST OF EXHIBITS


A________        Included Preclosing Accounts
B________        Form of Revolving Note
C________        Deposit Account Control Agreement
D________        Business and Collateral Locations
E________        Permitted Liens
F________        Form of Warrant
G________        Indebtedness
H________        Amortization Schedule

                                    EXHIBIT A

                          Included Preclosing Accounts

                                    EXHIBIT B

                             Form of Revolving Note

                                    EXHIBIT B

                        Deposit Account Control Agreement

                                    EXHIBIT C

                        Business and Collateral Locations


A. Borrower's Business Locations (please indicate which location is the principal place of business and at which locations originals and all copies of Borrower's books, records and accounts are kept).

         1. 31416 W. Agoura Road, Suite 240, Westlake Village, California 91361


         2.


         3.


B. Other locations of Collateral (including without limitation warehouse locations, processing locations, consignment locations) and all post office boxes of Borrower. Please indicate the relationship of such location to Borrower (i.e. public warehouse, processor, etc.).

         1. 2899 Agoura Road, Suite 115, Westlake Village, California 91361


         2.


         3.

                                    EXHIBIT D


                                 Permitted Liens


                                      NONE

                                    EXHIBIT E


                                 Form of Warrant

                                    EXHIBIT F


                                  Indebtedness


Commercial Line of Credit (unsecured) First Private Bank & Trust


Credit Card Line of Credit (unsecured) MBNA


Credit Card Line of Credit (unsecured) American Express

                                    EXHIBIT G


Amortization Schedule